Exhibit 3.467

State of Delaware Secretary of State Division of Corporations Delivered 04:31 PM 04/11/2007 FILED 04:19 PM 04/11/2001 SRV 010424021 – 4332707 FILE

CERTIFICATE OF FORMATION

OF

TWC DIGITAL PHONE, LLC

This Certificate of Formation of TWC Digital Phone, LLC (the “Company”) is being executed by the undersigned for the purpose of forming a limited liability company pursuant to the Delaware Limited Liability Company Act.

1. The name of the Company is TWC Digital Phone, LLC.

2. The address of the registered office of the Company in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, DE 19801. The name of the Company’s registered agent at such address is The Corporation Trust Company.

3. This Certificate of Formation shall be effective upon filing.

IN WITNESS WHEREOF, the undersigned, an authorized person of the Company, has executed this Certificate of Formation this 11th day of April, 2007.

/s/ Riina Tohvert
Riina Tohvert, Authorized Person

State of Delaware Secretary of State Division of Corporations Delivered 07:46 PM 04/16/2007 FILED 07:30 PM 04/16/2007 SRV 070440130 – 4332707 FILE

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF FORMATION

OF

TWC DIGITAL PHONE, LLC

1. The name of the limited liability company is TWC Digital Phone, LLC.

2. The Certificate of Formation of the limited liability company is hereby amended as follows:

The name of the limited liability company is TWC Digital Phone LLC.

3. This Certificate of Amendment shall be effective upon filing.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment this 16th day of April, 2007.

TWC Digital Phone LLC

By:	/s/ Riina Tohvert
Riina Tohvert,
Authorized Person

State of Delaware Secretary of State Division of Corporations Delivered 07:30 PM 10/29/2013 FILED 07:35 PM 10/29/2013 SRV 131248577 – 4332707 FILE

STATE OF DELAWARE

CERTIFICATE OF MERGER OF A

DOMESTIC LIMITED LIABILITY COMPANY INTO

A DOMESTIC LIMITED LIABILITY COMPANY

Pursuant to Title 6, 18-209 of the Delaware Limited Liability Company Act.

First:	The name of the surviving limited liability company is TWC Digital Phone LLC, a Delaware limited liability company.

Sceond:	The name of the limited liability company being merged into the surviving limited liability company is Erie Digital Phone, LLC, a Delaware limited liability company.

Third:	The agreement of merger has been approved and executed by each of the business entities which is to merge.

Fourth:	The merger is to become effective as of 12:05 a.m. on November 1, 2013.

Fifth:	An agreement of merger is on file at a place of business of the surviving Delaware limited liability company, and the address thereof is c/o Time Warner Cable Inc., 60 Columbus Circle, New York, NY 10023.

Sixth:	A copy of the agreement of merger will be furnished by the surviving limited liability company, on request, without cost, to any member of any domestic limited liability company which is to merge.

IN WITNESS WHEREOF, said surviving limited liability company has caused this certificate to be signed by an authorized person, this 28th day of October, 2013.

TWC DIGITAL PHONE LLC, a Delaware limited liability company

By:	/s/ David A. Christman
David A. Christman
Senior Vice President and Assistant Secretary